UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 31, 2010

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

The information in this Item 2.02 of this Current Report is being furnished pursuant to Item 2.02 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Item 2.02 of this Current Report and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

On March 31, 2010, Forbes Energy Services Ltd., a company formed under the laws of Bermuda (the “Company”), issued a press release to announce the results of its operations for the three months ended December 31, 2009. Additional information is included in the Company’s press release dated March 31, 2010, which is attached hereto as Exhibit 99.1.

The press release contains reference to the non-GAAP (as defined below) financial measure Adjusted EBITDA. Adjusted EBITDA is defined as net income before interest, taxes, impairment charges, stock based compensation, gain (loss) on extinguishment of debt, depreciation, and amortization. Management does not include impairment charges or gain (loss) on extinguishment of debt in its calculations of Adjusted EBITDA, as it believes that they are not representative of our core operations. Further, management believes that most investors exclude impairment charges, gain (loss) on extinguishment of debt, and stock based compensation recorded under FIN123R from customary EBITDA calculations as those items are often viewed as either non-recurring and not reflective of ongoing financial performance or having no cash impact on operations.

Adjusted EBITDA, as the Company defines it, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with United States generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies.

The Company believes that Adjusted EBITDA is useful to investors, directors and management as a supplement financial measure to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash sufficient to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.

The Company’s management uses Adjusted EBITDA for the reasons stated above. In addition, the Company’s management uses Adjusted EBITDA (i) in presentations to the Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management, (ii) as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and (iii) in communications with shareholders, lenders, noteholders, rating agencies, and others concerning the Company’s financial performance.

Set forth below are the material limitations associated with using Adjusted EBITDA as an analytical tool:

•	Adjusted EBITDA does not reflect our current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Management compensates for the above-described limitations in using Adjusted EBITDA as a non-GAAP financial measure by only using Adjusted EBITDA to supplement GAAP results. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is contained in the press release filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: April 2, 2010	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer